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                                                               Exhibit 8(a)
                                                               ------------


                                                            May __, 1997



American General Corporation
2929 Allen Parkway
Houston, TX  77019

               Re: Joint Proxy Statement and Prospectus of American General Corporation and USLIFE Corporation Regarding Proposed Merger of USLIFE Corporation with Texas Stars Corporation
                    ------------------------------------------------------------

Ladies and Gentlemen:

          We are acting as your special counsel in con nection with the filing with the Securities and Exchange Commission of the Joint Proxy Statement and Prospectus (the "Proxy Statement") relating to the proposed merger (the "Merger") of Texas Stars Corporation ("Texas Stars"), a New York corporation and wholly-owned subsid iary of American General Corporation, a Texas corporation ("American General"), with and into USLIFE Corporation, a New York corporation ("USLIFE"), pursuant to an Agreement and Plan of Merger, dated as of February 12, 1997, by and among USLIFE, American General, and Texas Stars.

          We hereby confirm our opinion as set forth in the Proxy Statement under the heading "THE PROPOSED MERGER -- Certain Federal Income Tax Consequences of the Merger."

          This opinion is limited to the federal law of the United States and administrative rulings of the Internal Revenue Service as in effect on the date hereof. We have no obligation to advise you or any other person of changes in law or in the administrative rulings of the Internal Revenue Service that occur after the date here of.
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American General Corporation
May __, 1997
Page 2

          We are delivering this opinion to you, and without our prior written consent, no other persons are entitled to rely on this opinion. We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement and to the use of our name under the heading "THE PROPOSED MERGER -- Certain Federal Income Tax Conse quences of the Merger" in the Proxy Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of this Securities Act of 1933, as amend ed, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,